Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive to Present at Goldman Sachs and C.L. King Conferences

HOUSTON, September 4, 2013— Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that senior management will present in New York City at the Goldman Sachs Twentieth Annual Global Retailing Conference on September 10, 2013 and the C.L. King Eleventh Annual Best Ideas Conference 2013 on September 11, 2013.

Goldman Sachs Twentieth Annual Global Retailing Conference Details
Date: Tuesday, September 10, 2013
Location: The Plaza Hotel, New York

C.L. King Eleventh Annual Best Ideas Conference 2013
Date: Wednesday, September 11, 2013
Location: Omni Berkshire Place Hotel, New York

The investor presentation slides will be available on the Investor Relations section of Group 1’s website at http://www.group1corp.com/news/events.aspx or www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns and operates 139 automotive dealerships, 178 franchises, and 35 collision centers in the United States, the United Kingdom and Brazil that offer 33 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com